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                                                                    Exhibit 99.1


(MKS LOGO)


                                                           FOR IMMEDIATE RELEASE

                                                                        CONTACT:
                                                                  Ronald Weigner
                                       Vice President & Chief Financial Officer
                                                                    978.975.2350

                      MKS INSTRUMENTS ANNOUNCES PRICING OF

                         PUBLIC OFFERING OF COMMON STOCK

   Andover, Mass., January 15, 2004, MKS Instruments, Inc. (NASDAQ: MKSI), a leading worldwide provider of process control technologies for improving productivity in semiconductor and other advanced manufacturing process environments, today announced that it has set the price for the public offering of 4,000,000 shares of its common stock at $26.25 per share. The offering includes 1,142,857 shares offered by MKS in a new financing and 2,857,143 shares offered by certain stockholders. Net proceeds to the Company are estimated at $28.5 million. MKS will not receive any proceeds from the sale of shares held by selling stockholders.

    Merrill Lynch & Co. is the book-running manager for the offering, with J.P. Morgan Securities Inc., Adams, Harkness & Hill, Inc., and Needham & Company, Inc. acting as co-managers. The underwriters have an option to purchase up to 171,429 additional shares of common stock from the Company and up to 428,571 additional shares of common stock from the selling stockholders to cover over-allotments, if any.

   MKS currently intends to use the net proceeds from any sale of MKS shares for general corporate purposes, including working capital, product development and capital expenditures, as well as potential acquisitions.

   Copies of the prospectus supplement can be obtained from the Prospectus Department of Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, NY 10080; the Prospectus Department of J.P.
Morgan Securities, Inc., 277 Park Avenue, New York, NY 10172; Adams, Harkness
& Hill, Inc., 60 State Street, 6th Floor, Boston, MA 02109; Needham &
Company, Inc., 445 Park Avenue, New York, NY
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10022; or from the Vice President and Chief Financial Officer, MKS Instruments,
Inc., Six Shattuck Road, Andover, MA 01810.

   This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

   MKS Instruments, Inc. is a leading worldwide provider of process control solutions for advanced manufacturing processes such as semiconductor device manufacturing; thin-film manufacturing for flat panel displays, optical storage media, architectural glass and electro-optical products; and technology for medical imaging equipment. Our instruments, components and subsystems incorporate sophisticated technologies to power, measure, control, and monitor increasingly complex gas-related semiconductor manufacturing processes, thereby enhancing our customers' uptime, yield and throughput, and improving their productivity and return on invested capital.

   This release contains projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding MKS' future growth and the future financial performance of MKS. These projections or statements are only predictions. Actual events or results may differ materially from those in the projections or other forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the projections or other forward-looking statements are the fluctuations in capital spending in the semiconductor industry, fluctuations in net sales to MKS' major customers, potential fluctuations in quarterly results, the failure of MKS and acquired companies to realize the anticipated benefits of their combined businesses, the challenges and risks involved with integrating the operations of MKS and acquired companies, dependence on new product development, rapid technological and market change, acquisition strategy, manufacturing and sourcing risks, volatility of stock price, international operations, financial risk management, and future growth subject to risks. Readers are referred to MKS' filings with the Securities and Exchange Commission, including its most recent Quarterly Report on Form 10-Q, for a discussion of these and other important risk factors concerning MKS and its operations. MKS is under no obligation to, and expressly
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disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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